Exhibit 99.1

Corbus Pharmaceuticals Reports Fourth Quarter and Year-End 2021 Financial Results and Provides Corporate Updates

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Company is advancing its integrin program and on schedule for initiating clinical studies in 2023
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Expanding immuno-oncology pipeline through strategic transactions remains key priority
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Cash and investments on hand of $98.3 million funds operations into the first quarter of 2024

Norwood, MA, March 8, 2022 (GLOBE NEWSWIRE) -- Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP) (“Corbus” or the “Company”), an immunology company, today provided corporate updates and reported financial results for the fourth quarter and year-end of 2021.

Key Corporate and Program Updates:

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Hired Rachael Brake, Ph.D., as Chief Scientific Officer, strengthening the Company's capabilities to expand and develop its innovative immuno-oncology pipeline.
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Anti-integrin monoclonal antibodies (mAbs) program targeting the inhibition of TGFβ is progressing on schedule.
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CRB-601, an anti-αvβ8 mAb, is being developed as a potential treatment for solid tumors. This approach has demonstrated promising data in preclinical cancer models. IND-enabling activities are underway and the program is progressing toward IND submission in the first half of 2023.
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CRB-602 is a discovery stage anti-αvβ6/αvβ8 mAb currently being explored in potential models of cancer and fibrosis.
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The 2nd generation cannabinoid receptor type 1 (CB1) inverse agonist program is progressing through preclinical studies and regulatory pathway evaluation. In animal models of diet-induced obesity, Corbus compounds induce weight loss and impact multiple metabolic parameters, both as monotherapies and in combination with GLP-1 receptor agonists.
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Topline data from the National Institutes of Health-sponsored Phase 2 study of lenabasum in systemic lupus erythematosus is expected in the first half of 2022. The Company will seek partnerships to fund further development.

“We are executing on our plan to transform Corbus into a company with a novel and diversified pipeline focusing on the nexus between the immune system and cancer. Our integrin program is progressing on schedule and we look forward to entering the clinic in 2023,” commented Yuval Cohen, Ph.D., Chief Executive Officer of Corbus. “We are actively engaging in business development activities with the goal of expanding our immuno-oncology pipeline.”

Financial Results for Fourth Quarter and Year-End December 31, 2021:

Revenue from awards and licenses was $0 for the three months ended December 31, 2021, compared to approximately $658,000 in the comparable period in 2020. For the year ended December 31, 2021, revenue from awards and licenses was $882,000, compared to $3,937,000 in the comparable period in 2020.

Operating expenses decreased by $11.5 million to approximately $10.0 million for the three months ended December 31, 2021, compared to $21.5 million in the comparable period in the prior year. For the year ended December 31, 2021, operating expenses decreased by $69.9 million to approximately $56.9 million, compared to $126.7 million in the comparable period in the prior year. The decrease was primarily attributable to decreased clinical trial and drug manufacturing costs, and an overall reduction in compensation expense.

The Company reported a net loss of approximately $10.3 million, or a net loss per diluted share of $0.08, for the three months ended December 31, 2021, compared to a net loss of approximately $8.6 million, or a net loss per diluted share of $0.10, for the same period in 2020. For the year ended December 31, 2021, the Company reported a net loss of approximately $45.6 million, or a net loss per diluted share of $0.37, compared to a net loss of approximately $111.3 million, or a net loss per diluted share of $1.42 for the same period in 2020.

As of December 31, 2021, the company has $98.3 million of cash and investments on hand which is expected to fund operations into the first quarter of 2024, based on the current planned expenditures.

About Corbus

Corbus is an immunology company committed to connecting innovation to our purpose of improving lives by developing new medicines that target the nexus between the immune system and cancer. Corbus’ current pipeline includes anti-integrin monoclonal antibodies that block activation of TGFβ and small molecules that activate or inhibit the endocannabinoid system. Corbus is headquartered in Norwood, Massachusetts. For more information on Corbus, visit corbuspharma.com. Connect with us on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's restructuring, trial results, product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential,” "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors, including the potential impact of the recent COVID-19 pandemic and the potential impact of sustained social distancing efforts, on our operations, clinical development plans and timelines, which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:

Jenene Thomas, JTC Team, LLC

CRBP@jtcir.com

(833) 475-8247

Corbus Pharmaceuticals Holdings, Inc.

Condensed Consolidated Balance Sheets

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$25,006,632	$85,433,441
Investments	72,640,520	—
Restricted cash	192,475	350,000
Stock subscriptions receivable	—	960,033
Prepaid expenses and other current assets	2,365,010	3,712,861
Contract asset	—	1,618,296
Total current assets	100,204,637	92,074,631
Restricted cash	477,425	669,900
Property and equipment, net	2,392,696	4,067,837
Operating lease right of use assets	4,609,110	5,248,525
Other assets	46,385	234,038
Total assets	$107,730,253	$102,294,931
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$767,938	$710,158
Accounts payable	1,782,277	7,381,183
Accrued expenses	10,093,312	22,005,432
Derivative liability	133,710	797,000
Operating lease liabilities, current	1,136,948	1,004,063
Current portion of long-term debt	3,093,344	—
Total current liabilities	17,007,529	31,897,836
Long-term debt, net of debt discount	15,636,275	18,029,005
Other long-term liabilities	22,205	—
Operating lease liabilities, noncurrent	5,956,217	7,093,165
Total liabilities	38,622,226	57,020,006
Stockholders’ equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, no shares issued and outstanding at December 31, 2021 and 2020	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized, 125,230,881 shares outstanding at December 31, 2021 and 150,000,000 shares authorized, and 98,852,696 shares issued and outstanding at December 31, 2020	12,523	9,885
Additional paid-in capital	418,891,713	349,358,378
Accumulated deficit	(349,733,764)	(304,093,338)
Accumulated other comprehensive loss	(62,445)	—
Total stockholders’ equity	69,108,027	45,274,925
Total liabilities and stockholders’ equity	$107,730,253	$102,294,931

Corbus Pharmaceuticals Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2021	2020	2021	2020
Revenue from awards	$—	$658,204	$881,705	$3,937,230
Operating expenses:
Research and development	5,763,601	16,110,287	36,445,285	98,267,213
General and administrative	4,234,760	5,360,231	20,425,444	28,480,250
Total operating expenses	9,998,361	21,470,518	56,870,729	126,747,463
Operating loss	(9,998,361)	(20,812,314)	(55,989,024)	(122,810,233)
Other income (expense), net:
Other income (expense), net	109,664	13,266,206	11,899,992	13,270,211
Interest income (expense), net	(390,899)	(679,704)	(1,830,486)	(1,028,359)
Change in fair value of derivative liability	(6,853)	(40,000)	663,290	(251,000)
Foreign currency exchange gain (loss), net	25,716	(346,058)	(384,198)	(449,999)
Other income (expense), net	(262,372)	12,200,444	10,348,598	11,540,853
Net loss	$(10,260,733)	$(8,611,870)	$(45,640,426)	$(111,269,380)
Net loss per share, basic and diluted	$(0.08)	$(0.10)	$(0.37)	$(1.42)
Weighted average number of common shares outstanding, basic and diluted	125,230,881	87,207,293	122,990,011	78,133,289